EXHIBIT 10.3


                    EMPLOYMENT AGREEMENT OF LINDA M. JOHNSON

                               CHARTER BANK, S.B.
                              EMPLOYMENT AGREEMENT



         This Agreement is made effective as of April 17, 1997 by and between Charter Bank, S B. (the "Bank"), an Illinois-chartered savings bank, with its principal administrative office at 114 West Broadway, Sparta, Illinois, and Linda M. Johnson (the "Executive"). Any reference to "Holding Company" herein shall mean Charter Financial, Inc. or any successor thereto.

         WHEREAS, the Bank wishes to assure itself of the services of Executive for the period provided in this Agreement; and

         WHEREAS, Executive is willing to serve in the employ of the Bank on a full-time basis for said period.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows:

1. POSITION AND RESPONSIBILITIES

         During the period of her employment hereunder, Executive agrees to serve as Senior Vice President and Secretary of the Bank and of Charter Financial, Inc. During said period, Executive may, in her discretion, agree to serve, if elected, as an officer and director of any subsidiary or affiliate of the Bank, with appropriate adjustments to the compensation specified in Section 3(a). Failure to reelect Executive as Senior Vice President and Secretary without the consent of the Executive during the term of this Agreement shall constitute a breach of this Agreement.

2. TERMS AND DUTIES

         (a) The period of Executive's employment under this Agreement shall be deemed to have commenced as of the date first above written and shall continue for a period of thirty-six (36) full calendar months thereafter. Commencing on the first anniversary date of this Agreement, and continuing at each anniversary date thereafter, the Agreement shall renew for an additional year such that the remaining term shall be three (3) years unless written notice is provided to Executive at least ten (10) days and not more than twenty (20) days prior to any such anniversary date, that her employment shall cease at the end of twenty-four
(24) months following such anniversary date. Prior to each notice period for non-renewal, the Board of Directors of the Bank ("Board") will conduct a formal performance evaluation and review of the Executive for purposes of determining whether to extend the Agreement, and the results thereof shall be included in the minutes of the Board's meeting.

         (b) During the period of her employment hereunder, except for periods of absence occasioned by illness, reasonable vacation periods, and reasonable leaves of absence, Executive shall devote substantially all her business time, attention, skill, and efforts to the faithful performance of her duties hereunder including activities and services related to the organization, operation and management of the Bank; provided, however, that, with the approval of the Board, as evidenced by a resolution of such Board, from time to time, Executive may serve, or continue to serve, on the boards of directors of, and hold any other offices or positions in, companies or organizations, which, in such Board's judgment, will not present any conflict of interest with the Bank, or materially affect the performance of Executive's duties pursuant to this Agreement.

3. COMPENSATION AND REIMBURSEMENT

         (a) The compensation specified under this Agreement shall constitute the salary and benefits paid for the duties described in Section 2(b). The Bank shall pay Executive as compensation a salary of not less than $97,400.40 per year ("Base Salary"). Such Base Salary shall be payable on the 15th and last day of each month. During the period of this Agreement, Executive's Base Salary shall be reviewed at least annually; the first such review will be made no later than October 15, 1997. Such review shall be conducted by a Committee designated by the Board, and the Board may increase Executive's Base Salary. In addition to the Base Salary provided in this Section 3(a), the Bank shall provide Executive at no cost to Executive with all such other benefits as are provided uniformly to permanent full-time employees of the Bank.

         (b) The Bank will provide Executive with employee benefit plans, arrangements and perquisites substantially equivalent to those in which Executive was participating or otherwise deriving benefit from immediately prior to the beginning of the term of this Agreement, and the Bank will not, without Executive's prior written consent, make any changes in such plans, arrangements or perquisites which would adversely affect Executive's rights or benefits thereunder. Without limiting the generality of the forgoing provisions of this Subsection (b), Executive will be entitled to participate in or receive benefits under any employee benefit plans including but not limited to, retirement plans, supplemental retirement plans, pension plans, profit-sharing plans, health-andaccident plan, medical coverage or any other employee benefit plan or arrangement made available by the Bank in the future to its senior executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Executive will be entitled to incentive compensation and bonuses as provided in any plan of the Bank in which Executive is eligible to participate. Nothing paid to the Executive under any such plan or arrangement will be deemed to be in lieu of other compensation to which the Executive is entitled under this Agreement.

         (c) In addition to the Base Salary provided for by paragraph (a) of this Section 3, the Bank shall pay or reimburse Executive for all reasonable travel and other reasonable expenses incurred by Executive performing her obligations under this Agreement and may provide such additional compensation in such form, including annual bonuses, and such amounts as the Board may from time to time determine.

         (d)  Compensation  and  reimbursement to be paid pursuant to paragraphs
(a), (b) and (c) of this Section 3 shall be paid by the Bank and the Holding Company, respectively on a pro rata basis based upon the amount of service the Executive devotes to the Bank and Holding Company, respectively.

4. PAYMENTS TO EXECUTIVE UPON AN EVENT OF TERMINATION

         The provisions of this Section shall in all respects be subject to the terms and conditions stated in Sections 7 and 15.

         (a) Upon the occurrence of an Event of Termination (as herein defined) during the Executive's term of employment under this Agreement, the provisions of this Section shall apply. As used in this Agreement, an "Event of Termination" shall mean and included any one or more of the following: (i) the termination by the Bank or the Holding Company of Executive's full-time employment hereunder for any reason other than a Change in Control, as defined in Section 5(a) hereof, or Termination for Cause as defined in Section 7 hereof; or (ii) Executive's resignation from the Bank's employ, upon any (A) failure to elect or reelect or to appoint or reappoint Senior Vice President and Secretary,
(B) material change in Executive's function, duties, or responsibilities, which change would cause Executive's position to become one of lesser responsibility, importance, or scope from the position and attributes thereof described in
Section 1, above (and any such material change shall be deemed a continuing breach of this Agreement), (C) a relocation of Executive's principal place of employment by more than 30 miles from its location at the effective date of this Agreement, or a material reduction m the benefits and perquisites to the Executive from those being provided as of the effective date of this Agreement,
(D) liquidation or dissolution of the Bank or Holding Company, or (E) breach of this Agreement by the Bank. Upon the occurrence of any event described in clauses (A), (B), (C), (D) or (E), above, Executive shall have the right to elect to terminate her employment under this Agreement by resignation upon sixty
(60) days prior written notice given within a reasonable period of time not to exceed four calendar months after the event giving rise to said right to elect. Notwithstanding the preceding sentence, in the event of a continuing breach the Executive, after giving due notice within the proscribed time frame of an occurrence specified above, shall not waive any of her rights solely by virtue of the fact that Executive and the Bank are engaged in good faith discussions to resolve any occurrence of an event described in clauses (A), (B), (C), (D) and
(E) above.

         (b) Upon the occurrence of an Event of Termination, on the Date of Termination, as defined in Section 9, the Bank shall pay Executive, or, in the event of her subsequent death, her beneficiary or beneficiaries, or her estate, as the case may be, as severance pay or liquidated damages, or both, a sum equal to the greater of the payments due for the remaining term of the Agreement or three (3) times the average of the three preceding years' Base Salary,.including bonuses and any other cash compensation paid to the Executive during such years, and the amount of any benefits received pursuant to any employee benefit plans, on behalf of the Executive, maintained by the Bank during such years; ~i~, however, that if the Bank is not in compliance with its minimum capital requirements or if such payments would cause the Bank's capital to be reduced below its minimum capital requirements, such payments shall be deferred until such time as the Bank is in capital compliance, and provided further, that m no event shall total severance compensation from all sources exceed three times the Executive's Base Salary for the immediately preceding year. At the election of the Executive, which election is to be made within thirty (30) days of an Event of Termination, such payments shall be made in a lump sum or paid monthly during the remaining term of the agreement following the Executive's termination. In the event that no election is made, payment to the Executive will be made on a monthly basis during the remaining term of the agreement. Such payments shall not be reduced in the event the Executive obtains other employment following termination of employment. The Executive shall not be required to mitigate such payments by seeking other employment.

         (c) Notwithstanding the provisions of Sections 4(a) and (b), and in the event that there has not been a change in control as defined in Section 5(a), upon the Voluntary Termination by the Executive upon giving sixty days notice to the Bank (which shall not be deemed to constitute an "Event of Termination" as defined herein), the Bank, shall pay Executive, or in the event of her subsequent death, her beneficiary or beneficiaries, or her estate, as the case may be, a severance payment in an amount equal to the Executive's preceding year's Base Salary, including bonuses and any other cash compensation paid to the Executive during such year, and the amount of any benefits received pursuant to any employee benefit plans, on behalf of the Executive, maintained by the Bank during such years; provided, however, that if the Bank is not in compliance with its minimum capital requirements or if such payments would cause the Bank's capital to be reduced below its minimum capital requirements, such payments shall be deferred until such time as the Bank is in capital compliance. At the election of the Executive, which election is to be made within thirty (30) days of an Event of Termination, any payments shall be made in a lump sum or paid monthly during the remaining term of the agreement following the Executive's termination. In the event that no election is made, any payment to the Executive will be made on a monthly basis during the remaining term of the agreement. Such payments shall not be reduced in the event the Executive obtains other employment following termination of employment.

         (d) Upon the occurrence of an Event of Termination, the Bank will cause to be continued life, medical, dental and disability coverage substantially identical to the coverage maintained by the Bank of Executive prior to her termination, provided that such benefits shall not be provided in the event they should constitute an unsafe or unsound banking practice relating to executive compensation and employment contracts pursuant to applicable regulations as is now or hereafter in effect. Such coverage shall cease upon the expiration of the remaining term of this Agreement.

         (e) In the event that the Executive is receiving monthly payments pursuant to Section 4(b) or (c) hereof, on an annual basis, thereafter, between the dates of January I and January 31 of each year, Executive shall elect whether the balance of the amount payable under the Agreement at that time shall be paid in a lump sum or on a pro rata basis. Such election shall be irrevocable for the year for which such election is made.

5. CHANGE IN  CONTROL

         (a) No benefit shall be payable under this Section 5 unless there shall have been a Change in Control. A "Change in Control" shall mean a reorganization, merger, merger conversion, consolidation or sale of all or substantially all of the assets of the Bank or the Company or a similar transaction in which the Bank or Company is not the resulting entity; (u) individuals who constitute the board of directors of the Bank or the board of directors of the Company as of the date hereof (the "Incumbent Board"), cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-fourths of the directors composing the Incumbent Board or whose nomination for election by the Bank's or Company's stockholders or members was approved by the same nominating Committee serving under an Incumbent Board shall be for purposes of this section considered as though he were a member of the Incumbent Board; or (iii) an acquisition of "control" of the Bank or the Company as defined by the Bank Holding Company Act of 1956, as amended, and applicable rules and regulations promulgated thereunder as in effect at the time of the Change in Control (collectively, the "BHCA"), as determined by the board of directors of the Bank or the Company; or (iv) an acquisition of the Bank's stock requiring submission of notice under the Change in Bank Control Act; provided, however, that a change in control shall not be deemed to have occurred under clauses (i), (iii), or (iv) of this section if the transaction(s) constituting a change in control is approved by a majority of the board of directors of the Bank or the Company, as the case may be.

         (b) If any of the events described in Section 5(a) hereof constituting a Change in Control have occurred, Executive shall be entitled to the benefits provided in paragraphs (c), (d), (e), (f), (g) and (h) of this Section 5 upon her subsequent termination of employment at any time during the term of this Agreement (regardless of whether such termination results from her resignation or her dismissal), unless such termination is because of her death, termination for Cause or termination for Disability. Upon the Change in Control, Executive shall have the right to elect to terminate her employment with the Bank at any time, for any reason, during the term of this Agreement.

         (c) Upon the occurrence of a Change in Control followed by the Executive's termination of employment, the Bank shall pay Executive, or in the event of her subsequent death, her beneficiary or beneficiaries, or her estate, as the case may be, a severance pay or liquidated damages, or both, a sum equal to the greater of the payments due for the remaining term of the Agreement or
2.99 times the average of the five preceding years' Base Salary, including bonuses and any other cash compensation paid to the Executive during such years, and the amount of any contributions made to any employee benefit plans, on behalf of the Executive, maintained by the Bank during such years. At the election of the Executive, which election is to be made within thirty (30) days of the Date of Termination following a Change in Control, such payment may be made in a lump sum or paid in equal monthly installments during the thirty-six
(36) months following the Executive's termination. In the event that no election is made, payment to the Executive will be made on a monthly basis during the remaining term of the Agreement.

         (d) Upon the occurrence of a Change in Control followed by the Executive's termination of employment, the Bank will cause to be continued life, medical, dental and disability coverage substantially identical to the coverage maintained by the Bank for Executive prior to her severance.

         Such  coverage  and  payments   shall  cease  upon  the  expiration  of
thirty-six (36) months.

         (e) Upon the occurrence of a Change in Control, Executive will be entitled to any benefits granted to her pursuant to any stock option plan of the Bank or Holding Company.

         (f) Upon the occurrence of a Change in Control the Executive will be entitled to any benefits awarded to her under any of the Bank's Recognition and Retention Plans arising from a Change in Control.

         (g) In the event that the Executive is receiving monthly payments pursuant to Section 5(c) hereof, on an annual basis, thereafter, between the dates of January I and January 31 of each year, Executive shall elect whether the balance of the amount payable under the Agreement at that time shall be paid in a lump sum or on a pro rata basis. Such election shall be irrevocable for the year for which such election is made.

         (h) Notwithstanding the preceding paragraphs of this Section 5, in the event that:

(i) the aggregate payments or benefits to be made or afforded to Executive under said paragraphs (the "Termination Benefits") would be deemed to include an "excess parachute payment" under Section 280G of the Code or any successor thereto, and

(ii) if such Termination Benefits were reduced to an amount (the "Non-Triggering Amount"), the value of which is one dollar ($ 1.00) less than an amount equal to the total amount of payments permissible under
      Section 280G of the Code or any successor thereto.

then the Termination Benefits to be paid to Executive shall be so reduced so as to be a Non-Triggering Amount.

         (i) Notwithstanding the foregoing, there will be no reduction in the compensation otherwise payable to Executive during any period during which Executive is incapable of performing her duties hereunder by reason of temporary disability.

         (j) Any payments made to Executive pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. ss. 1818(k) and any applicable regulations promulgated thereunder.

         (k) The Executive shall not be entitled to any payments pursuant to this Section 5 if the Bank is not in compliance with its minimum capital requirements or if such payments would cause the Bank's capital to be reduced below its minimum capital requirements, such payments shall be deferred until such times as the Bank is in capital compliance and provided further, that in no event shall total severance compensation from all sources exceed three times the Executive's Base Salary for the immediately preceding year.

6. TERMINATION UPON RETIREMENT

         Termination by the Bank of the Executive based on "Retirement" shall mean termination in accordance with the Bank's retirement policy or in accordance with any retirement arrangement established with Executive's consent with respect to her. Upon termination of Executive upon Retirement, Executive shall be entitled to all benefits under any retirement plan of the Bank and other plans to which Executive is a party.

7. TERMINATION FOR CAUSE

         The term "Termination for Cause" shall mean termination because of the Executive's personal dishonesty, incompetence, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any material provision of this Agreement. In determining incompetence, the acts or omissions shall be measured against standards generally prevailing in the savings institutions industry. Notwithstanding the foregoing, Executive shall not be deemed to have been Terminated for Cause unless and until there shall have been delivered to her a copy of a resolution duly adopted by the affirmative vote of not less than threefourths of the members of the Board at a meeting of the Board called and held for that purpose (after reasonable notice to Executive and an opportunity for her, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board, Executive was guilty of conduct justifying Termination for Cause and specifying the particulars thereof in detail. The Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause. Any stock options granted to Executive under any stock option plan of the Bank, the Holding Company or any subsidiary or affiliate thereof, shall become null and void effective upon Executive's receipt of Notice of Termination for Cause pursuant to Section 8 hereof, and shall not be exercisable by Executive at any time subsequent to such Termination for Cause.

8. NOTICE

         (a) Any purported termination by the Bank or by Executive shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provided a basis for termination of Executive's employment under the provision so indicated.

         (b) "Date of Termination" shall mean (A) if Executive's employment is terminated for Disability, thirty (30) days after a Notice of Termination is given (provided that he shall not have returned to the performance of her duties on a full-time basis during such thirty (3 0) day period), and (B) if her employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a Termination for Cause, shall not be less than thirty (30) days from the date such Notice of Termination is given).

         (c) If, within thirty (30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, except upon the occurrence of a Change in Control and voluntary termination by the Executive in which case the date of termination shall be the date specified in the Notice, the Date of Termination shall be the date on which the dispute is fainally determined, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal having expired and no appeal having been perfected) and provided further that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, the Bank will continue to pay Executive her full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, Base Salary) and continue Executive as a participant in all compensation, benefit and insurance plans in which he was participating when the notice of dispute was given, until the dispute is finally resolved in accordance with this Agreement. Amounts paid under this Section are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement.

9. POST-TERMINATION OBLIGATIONS


         (a) All payments and benefits to Executive under this Agreement shall be subject to Executive's compliance with paragraph (b) of this Section 9 during the term of this Agreement and for one (1) full year after the expiration or termination thereof

         (b) Executive shall, upon reasonable notice, furnish such information and assistance to the Bank as may reasonably be required by the Bank in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become, a party.

10. NON-COMPETITION

         (a) Upon any termination of Executive's employment hereunder pursuant to Section 4(c) hereof, Executive agrees not to compete with the Bank and/or the Holding Company for a period of one (1) year following such termination in any city, town or county in which the Bank and/or the Holding Company has an office or has filed an application for regulatory approval to establish an office, determined as of the effective date of such termination, except as agreed to pursuant to a resolution duly adopted by the Board: Executive agrees that during such period and within said cities, towns and counties, Executive shall not work for or advise, consult or otherwise serve with, directly or indirectly, any entity whose business materially competes with the depository, lending or other business activities of the Bank and/or the Holding Company. The parties hereto, recognizing that irreparable injury will result to the Bank and/or the Holding Company, its business and property in the event of Executive's breach of this Subsection 10(a) agree that in the event of any such breach by Executive, the Bank and/or the Holding Company will be entitled, in addition to any other remedies and damages available, to an injunction to restrain the violation hereof by Executive, Executive's partners, agents, servants, employers, employees and all persons acting for or with Executive. Executive represents and admits that in the event of the termination of her employment pursuant to Sections 4(c) hereof, Executive's experience and capabilities are such that Executive can obtain employment in a business engaged in other lines and/or of a different nature than the Bank and/or the Holding Company, and that the enforcement of a remedy by way of injunction will not prevent Executive from earning a livelihood. Nothing herein will be construed as prohibiting the Bank and/or the Holding Company from pursuing any other remedies available to the Bank and/or the Holding Company for such breach or threatened breach, including the recovery of damages from Executive.

         (b) Executive recognizes and acknowledges that the knowledge of the business activities and plans for business activities of the Bank and affiliates thereof, as it may exist from time to time, is a valuable, special and unique asset of the business of the Bank. Executive will not, during or after the term of her employment, disclose .any knowledge of the past, present, planned or considered business activities of the Bank or affiliates thereof to any person, firm, corporation, or other entity for any reason or purpose whatsoever. Notwithstanding the foregoing, Executive may disclose any knowledge of banking, financial and/or economic principles, concepts or ideas which are not solely and exclusively derived from the business plans and activities of the Bank. In the event of a breach or threatened breach by the Executive of the Provisions of this Section 10, the Bank will be entitled to an injunction restraining Executive from disclosing, in whole or in part, the knowledge of the past, present, planned or considered business activities of the Bank or affiliates thereof, or from rendering any services to any person, firm, corporation, other entity to whom such knowledge, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein will be construed as prohibiting the Bank from pursuing any other remedies available to the Bank for such breach or threatened breach, including the recovery of damages from Executive.

11. SOURCE OF PAYMENTS

         All payments provided in this Agreement shall be timely paid in cash or check from the general funds of the Bank. The Holding Company, however, guarantees payment and provision of all amounts and benefits due hereunder to Executive and, if such amounts and benefits due from the Bank are not timely paid or provided by the Bank, such amounts and benefits shall be paid or provided by the Holding Company.

12. EFFECT ON PRIOR AGREEMENTS AND EXISTING BENEFITS PLAN

         This Agreement contains the entire understanding between the parties hereto and supersedes any prior employment agreement between the Bank or any predecessor of the Bank and Executive, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to the Executive of a kind elsewhere provided. No provision of this Agreement shall be interpreted to mean that Executive is subject to receiving fewer benefits than those available to her without reference to this Agreement.

13. NO ATTACHMENT

         (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

         (b) This Agreement shall be binding upon and inure to the benefit of, Executive and the Bank and their respective successors and assigns.

14. MODIFICATION AND WAIVER

         (a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

         (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there by any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future as to any act other than that specifically waived.

15. REQUIRED PROVISIONS

         (a) The Bank may terminate the Executive's employment at any time, but any termination by the Bank other than Termination for Cause, shall not prejudice Executive's right to compensation or other benefits under this Agreement. Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause as defined in Section 7 hereinabove.

         (b) If the Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under Section 8(e)(3)(12U.S.C. ss.ss. 1818 (e)(3)) or 8(g)(12 U.S.C. ss. 1818(g)) of the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, the Bank's
obligations under this contract shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank shall (i) pay the Executive all or part of the compensation withheld while their contract obligations were suspended and (ii) reinstate (in whole or in part) any of the obligations which were suspended.

         (c) If the Executive is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under
Section  8(e)(12U.S.C.  ss.ss. 1818(e)) or 8(g) (12 U. S.C. ss. 1818 (g)) of the
Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, all obligations of the Bank under this contract shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

         (d) If the Bank is in default as defined in Section 3(x) (12 U.S.C. ss. 1813 (x)(l)) of the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, all obligations of the Bank under this contract shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

         (e) All obligations of the Bank under this contract shall be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of the institution, by the Federal Deposit Insurance Corporation ("FDIC"), at the time FDIC enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in
Section 13(c) (12 U.S.C. ss. 1823 (c)) of the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1982; or when the Bank is determined by the FDIC to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

16. SEVERABILITY

         If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

17. HEADINGS FOR REFERENCE ONLY

         The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

18. GOVERNING LAW

         This Agreement shall be governed by the laws of the State of Illinois, but only to the extent not superseded by federal law.

19. ARBITRATION

         Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that Executive shall be entitled to seek specific performance of her right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

20. PAYMENT OF LEGAL FEES

         All reasonable legal fees paid or incurred by Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Bank.

21. INDEMNIFICATION

         The Bank shall provide Executive (including her heirs, executors and administrators) with coverage under a standard directors' and officers' liability insurance policy at its expense, or in lieu thereof, shall indemnify Executive (and her heirs, executors and administrators) to the fullest extent permitted under federal law or state law against all expenses and liabilities reasonably incurred by her in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of her having been a director or officer of the Bank (whether or not he continues to be a director or officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgements, court costs and attorneys' fees and the cost of reasonable settlements (such settlements must be approved by the Board of Directors of the Bank). If such action, suit or proceeding is brought against Executive in her capacity as an officer or director of the Bank, however, such indemnification shall not extend to matters as to which Executive is finally adjudged to be liable for willful misconduct in the performance of her duties. No Indemnification shall be paid that would violate 12 U.S.C. 1828 (k) or applicable regulations promulgated thereunder.

22. SUCCESSOR TO THE BANK

         The Bank shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Bank or the Holding Company, expressly and unconditionally to assume and agree to perform the Bank's obligations under this Agreement, in the same manner and to the same extent that the Bank would be required to perform if no such succession or assignment had taken place.

                                   SIGNATURES

         IN WITNESS WHEREOF, the Bank and the Holding Company have caused this Agreement to be executed and their seals to be affixed hereunto by theur duly authorized officers, and the Executive has signed this Agreement, on the 17th day of April, 1997.



ATTEST:                  CHARTERBANK, S.B.









[SEAL]




ATTEST:                    CHARTER FINANCIAL, INC.



WITNESS:
                              EXECUTIVE